Exhibit 10.50

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO SHOPPING CENTER LEASE (“Third Amendment”) is made and entered into effective as of the 29th day of November, 2011, by and between 431 FAIRWAY ASSOCIATES, LLC (“Landlord”) and CHINA DIRECT INDUSTRIES, INC. (“Tenant”).

WITNESSETH

A.           Landlord and Tenant entered into a Lease dated August 21, 2007, modified by (i) Amendment to Lease dated February 25, 2008; (ii) Approval and Consent to Assignment of Lease Agreement dated September 1, 2008; and (ii) Second Amendment to Lease dated August 27, 2009 (collectively, the “Lease”), for premises located at 431 Fairway Drive, Suite 200; Deerfield Beach (Broward County), Florida  33441, containing six thousand five hundred sixty-one (6,561) square feet (the “Original Demised Premises”), and as more particularly described in the Lease.

B.           Tenant has requested and Landlord has agreed to expand the Original Demised Premises by six thousand thirty-nine (6,039) square feet, subject to the terms and conditions hereinafter set forth, giving Tenant a total square footage of twelve thousand six hundred (12,600) square feet.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby mutually agree as follows:

1.           The Lease is hereby amended and modified by adding thereto all of the covenants and agreements contained herein.

2.           Any conflict between any term or provision contained in this Third Amendment with any term or provision contained in the Lease shall be resolved in favor of this Third Amendment.

3.           All capitalized terms used herein that are defined or used in the Lease shall have the same meaning for purposes herein as defined and/or used in the Lease.

4.           Notwithstanding the provisions of Section 3.3 of the Lease, Landlord and Tenant hereby agree that Tenant’s Proportionate Share of Operating Expenses consisting of “Controllable Operating Expenses” (as defined in the Lease) shall not increase from one (1) calendar year to the next by more than five percent (5%) per calendar year during the initial Term of this Lease, using the actual Operating Expenses for the Year 2012 as the Base Year amount.

5.           Notwithstanding the provisions of Section 12.1 of the Lease, Landlord will permit Tenant to sublease a part of the Demised Premises to one or more of its clients for use as corporate offices (a “Client Sublease”), without Landlord’s prior written approval provided such Client Sublease is with a person or entity that is represented by Tenant or one of its subsidiaries in the performance of corporate service or other type services provided by Tenant as part of its business. Tenant shall provide Landlord with a copy of the Client Sublease.  In addition, Landlord will permit Tenant to sublease up to 20% of the Demised Premises (a “Sublease”), with Landlord’s prior written approval, subject to the following conditions:

(a)           Landlord is provided with a copy of such sublease; and

(b)           Tenant shall pay Landlord, as Additional Rent, an amount equal to fifty percent (50%) of any "Sublease Profit" (hereinafter defined).

For purposes of this Section 5(b), the term "Sublease Profit" shall mean in any Year of the Term of this Lease any rents, additional charges or other consideration payable under the Sublease to Tenant by the subtenant which are in excess of the rent and additional rent accruing during such year in respect to the space included in the Sublease (at the rate per square foot payable by Tenant hereunder in the case of a sublease of less than the entire Premises) pursuant to the terms hereof; provided, however, that Tenant shall be entitled to deduct from such "Sublease Profit" the reasonable out-of-pocket costs incurred by Tenant (including, without limitation, reasonable brokerage fees, rent concessions, tenant improvement costs and attorneys’ fees) in bringing about such sublease.  The sums payable under this paragraph shall be paid to Landlord within thirty (30) days after the same has been paid by the subtenant to Tenant.

6.           Section 23.1 shall be deleted in its entirety and the following placed in its stead:

“Section 23.1                                Notices.  Any notice to be given under this Lease may be given either by a party itself or by its attorney or agent and shall be in writing and delivered by hand, by nationally recognized overnight air courier service (such as Federal Express), or by the United States Postal Service, registered or certified mail, return receipt requested, or electronic transmission, in each case addressed to the respective party at the party’s notice address below.  A notice shall be deemed effective upon receipt or the date sent if it is returned to the addressor because it is refused, unclaimed, or the addressee has moved.

AS TO LANDLORD:                                                                431 Fairway Associates, LLC
431 Fairway Drive, Suite 300
Deerfield Beach, FL  33441
Attn:           Beatrice T. Williams,
Director, Contract & Lease
Administration
Phone: (954) 354-8282
Facsimile: (954) 354-8283
E-mail: bwilliams@konoversouth.com

WITH A COPY TO:                                                                431 Fairway Associates, LLC
431 Fairway Drive, Suite 300
Deerfield Beach, FL  33441
Attn:  David Coppa, CEO
Phone: (954) 354-8282
Facsimile: (954) 354-8283
E-mail:  dcoppa@konoversouth.com

AS TO TENANT :                                                                China Direct Industries, Inc.
431 Fairway Drive, Suite 200
Deerfield Beach, FL  33441
Attn:           James Wang, CEO

WITH A COPY TO:                                                                generalcounsel@cdii.net

7.           On the date of “Substantial Completion”  of Landlord’s Work (“Effective Date”), the Original Demised Premises shall be expanded to include the adjacent six thousand thirty-nine (6,039) square feet of floor area located adjacent to the Original Demised Premises as shown on Exhibit “A” attached hereto and made a part hereof by reference (“Expansion Premises”). All references to Demised Premises, Original Demised Premises and Expansion Premises shall after the Effective Date hereof be collectively referred to as “Demised Premises”, unless referenced separately in this Third Amendment.  Substantial Completion is defined as the date a Certificate of Occupancy or its equivalent for the Expansion Premises is issued by the appropriate governmental agency.

8.           Landlord shall be responsible for all construction costs, architectural, engineering and permitting fees for the Expansion Premises as set forth in the Plans and Specifications for construction of improvements to the Expansion Premises prepared by Architectural Alliance, Release Date October 14, 2011, under Project No. 1141B (the “Plans and Specifications”) and as further set forth in the Sikon Construction Company, LLC construction budget dated November 10, 2011 (the “Construction Budget”) and project proposal costs, attached hereto as Exhibit “C”. The work set forth in the Plans and Specifications and the Construction Budget are hereinafter referred to as the ?癓andlord’s Work”. If Tenant requires any changes to any decorative lighting, carpet, tile or other floor coverings or painting included in the Landlord’s Work (a “Change Order”), Landlord shall, within five (5) Business Days, review and approve the Change Order (and provide a revised Construction Budget), or, in Landlord’s reasonable discretion,  disapprove the Change Order (and give Tenant its reasons for disapproval).  Landlord’s consent to a Change Order shall not be unreasonably withheld. Any Landlord approved Change Order that results in construction costs greater than the amounts set forth in the Construction Budget shall be paid by Tenant with its next ensuing rental payment.  Any Landlord approved Change Order that results in construction costs less than the amounts set forth in the Construction Budget shall be given to Tenant in the form of a Construction Allowance and shall be paid to Tenant within thirty (30) days of Substantial Completion and receipt by Landlord of final lien waivers from Tenant.  If Landlord approves a Change Order, then the time for completion of the Landlord’s Work shall be extended by the amount of time Landlord reasonably determines as set forth in the approved Change Order.  During the performance of Landlord’s Work and following final completion of that work, Landlord shall provide Tenant with a statement of actual costs of Landlord’s Work, including the additional cost or savings as a result of any Landlord approved Change Orders. All amounts payable by Tenant to Landlord under this paragraph 8 shall be paid within ten (10) days of Substantial Completion.

Notwithstanding anything to the contrary provided for in the Construction Budget, the following items related to the Landlord’s Work will be a cost of Landlord:  (i) Performance Bond and Builders Risk Insurance; (ii) permit fees and permit expediting, impact fees, maintenance bonds, Florida Department of Transportation, County engineering fees for road, water or sewer, utility fees, water meter fees, electrical meter fees, sewer connection fees, and electrical fees required by any private, local, state, or federal authorities having jurisdiction; (iii) measures to achieve code compliance for existing construction or services, unless cause by the Tenant without Landlord’s knowledge.

Tenant shall be responsible for temporary water and power for the construction to be available from existing distribution.

9.           Landlord will provide Tenant an interior improvement allowance in the amount of Fifty-Two Dollars ($52.00) per square foot, or Three Hundred Fourteen Thousand Twenty-Eight Dollars ($314,028.00) (“Tenant Improvement Allowance”), which will be used to pay for the Landlord’s Work defined above.  Should the build out exceed the Tenant Improvement Allowance as  provided for in Section 8 hereinabove, Landlord shall pay such excess costs.

10.           Tenant hereby exercises its Extension Option set forth in Section 4 of the First Amendment and Landlord and Tenant acknowledge that notwithstanding the provisions of said Section 4, the Expiration Date of the Lease, including the Demised Premises, shall be the date which is seven (7) full years following the Rent Commencement Date.  When the Rent Commencement Date has been determined, Landlord and Tenant shall execute the Commencement Notice attached hereto as Exhibit “B”; provided, however, that the failure to execute the Commencement Notice by either party shall not affect the rights and/or obligations of the parties hereunder or the establishment of the Rent Commencement Date or the expiration date of the Lease Term.  Tenant acknowledges that it is required to accept delivery of the Premises on the Delivery Date.  If Tenant fails or refuses to accept delivery of the Premises on the Delivery Date, such failure or refusal shall not relieve Tenant of any of its obligations hereunder and the Delivery Date shall be deemed to be the date Landlord attempted to give tenant possession of the Premises.  No failure of Tenant to accept delivery shall be construed as giving rise to a termination right by Tenant

11.           Additionally, upon execution of this Amendment, Landlord shall credit Tenant the following amounts due from Tenant to Landlord at July 31, 2011, in the amount of Twenty-four Thousand Three Hundred Ninety-Five and 88/100 Dollars ($24,395.88) and Rent for the month of August, 2011, in the amount of Twenty-Two Thousand Six Hundred Twenty-Four and 30/100 Dollars ($22,624.30), for a total credit of Forty-Seven Thousand Twenty and 18/100 Dollars ($47,020.18), to be applied against the Fifty Thousand Dollar ($50,000) Interior Improvement Allowance set forth in Section 4 of the First Amendment to Lease.  Landlord shall apply a credit in the amount of Two Thousand Nine Hundred Seventy-Nine and 82/100 Dollars ($2,979.82) against rent due from Tenant for September, 2011.

12.           Tenant shall continue to pay Base Rent on the Original Demised Premises pursuant to the terms of the Lease, until the Rent Commencement Date (hereinafter defined).  On the date which is the thirtieth (30th) day following the date of Substantial Completion of the Expansion Premises (“Rent Commencement Date”), Base Rent for the Original Demised Premises and the Expansion Premises shall be at the rate of Sixteen Dollars ($16.00) per rentable square foot hereof and shall increase at the rate of three percent (3%) on the anniversary of the Rent Commencement Date of the third (3rd) Lease Year and each year thereafter.

13.           Commencing on the Rent Commencement Date, Tenant shall be entitled to an additional five (5) parking spaces in the enclosed garage for a total of twelve (12) parking spaces as shown on the Parking Plan attached hereto as Exhibit A and made a part hereof by reference.

14.           On the Effective Date hereof, Tenant’s estimated obligation for Operating Expenses for the Demised Premises shall be as follows:

Taxes:                      Four and 58/100 Dollars ($4.58) per rentable square foot
CAM:                      Six and 26/100 Dollars ($6.26) per rentable square foot;
Insurance:                      One and 55/100 Dollars ($1.55) per rentable foot.

15.           Commencing on the Rent Commencement Date, Tenant’s Proportionate Share of Operating Expenses for the second (2nd) floor shall be increased to one hundred percent (100%) as Tenant will be occupying the entire second (2nd) floor.  Landlord shall, as a part of Landlord’s Work, separately meter all electrical service to the second (2nd) floor.  Any remaining electrical or other utilities including, but not limited to, parking lot and parking garage lights, First Floor lobby (including elevator) and other utilities not separately metered (domestic and irrigation water, for example), shall be added to Tenant’s Common Area Maintenance Charge and Tenant shall be invoiced its Proportionate Share thereof.  In no event, however, shall Common Area Maintenance Charges including electrical service for use by the occupants of the third (3rd) floor of the building in which the Demised Premises are located; however, Tenant shall be required to pay its Pro Rata Share of all Common Area Maintenance Charges.  Notwithstanding the foregoing, Tenant shall be responsible for payment of all second (2nd) floor electrical commencing on the date of execution of this Amendment.

16.           Landlord agrees to use commercially reasonable efforts to secure a variance (the “Variance”) from the City of Deerfield Beach and/or Broward County, as applicable, for a larger monument sign on which Tenant shall be displayed in a prominent position.  Landlord shall submit the application for the Variance within ten (10) business days from the date of this Amendment.  Landlord shall pay all costs associated with constructing a new sign or altering the existing sign, as may be approved by the City of Deerfield Beach and/or Broward County.  Nothing set forth in this Section 17 shall give rise to a Tenant right of termination should Landlord be unsuccessful in securing the Variance.

17.           Except as expressly amended or modified herein, all terms, covenants and conditions of the Lease, Third Amendment and all exhibits thereto shall remain unchanged and in full force and effect; and the Lease as herein amended and modified is hereby ratified and confirmed.

18.           This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective guarantors, successors, assigns, heirs and legal representatives.

19.           Each party executing this Lease represents its authority to execute this Lease without the consent, joinder or approval of any other person or entity, including without limitation, partners, directors, members, shareholders, trustees or mortgagees.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

Signed, Sealed and Delivered In the Presence of:	LANDLORD:
/s/ Beatrice Williams (witness) /s/ Helene Gregory (witness)	431 FAIRWAY ASSOCIATES, LLC By: /s/ Blair F. Hyatt Blair F. Hyatt Executive Vice President

TENANT: CHINA DIRECT INDUSTRIES, INC.
/s/ Andrew Goldrich (witness) /s/ Katie Zhao (witness)	By: /s/ Yuejian Wang Name: Yuejian Wang Its: Chief Executive Officer Date: November 29, 2011

EXHIBIT A

PARKING PLAN

EXHIBIT B
RENT COMMENCEMENT NOTICE

Landlord and Tenant acknowledge and confirm the following:

1.           Effective Date:                                                                           __________________________

2.           Rent Commencement Date:                                                                           __________________________

2.           Lease Expiration Date:                                                                           __________________________

3.           Floor Area:                                                                __________________________

4.           Fixed Rent:

5.           Option(s):                                                                ____________________________

6.           Option(s) Rent:

LANDLORD:
_______________________________

By:           __________________________
Name:           _____________________
Its:           _____________________
Date:           _____________________

TENANT:
________________________________

By:           __________________________
Name:           _____________________
Its:           _____________________
Date:           _____________________